             [Letterhead of Price Waterhouse L.L.P. Appears Here]

                                 EXHIBIT 23.2

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 4, 1996, which appears on page FS-2 of Boston Life Sciences, Inc's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Boston, Massachusetts
May 10, 1996